UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 2, 2025

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2025, Mattel, Inc. (the “Company” or “Mattel”) appointed Paul Ruh as Chief Financial Officer (“CFO”) effective May 19, 2025. As previously announced, current CFO Anthony DiSilvestro will support this transition by serving as an advisor to the Company through August 15, 2025.

Mr. Ruh, age 58, has served as CFO of consumer health company Kenvue, Inc. since May 2023. Prior to that, Mr. Ruh was CFO of Johnson & Johnson Consumer Health from 2017 to 2023, which became Kenvue following a separation from Johnson & Johnson Services, Inc. Previously, he also served in various other financial leadership roles at PepsiCo, Inc., including as CFO of Latin America, CFO of Pepsi Beverages America, and CFO of PepsiCo Foodservice. Mr. Ruh began his career in operations finance with The Procter & Gamble Company and in corporate finance at McKinsey & Company in Mexico City and Santiago de Chile.

On May 2, 2025, the Company entered into a letter agreement with Mr. Ruh (the “Offer Letter”), pursuant to which Mr. Ruh will receive an annual base salary of $950,000, and his annual target bonus under the Mattel Incentive Plan will be 100% of his base salary, up to a maximum of 200% of his base salary, which will be prorated for 2025. Mr. Ruh will receive a service-vesting new-hire “make whole” stock grant on May 30, 2025 of restricted stock units valued at $3,800,000, which will be converted into a number of shares by dividing the grant value by the fair market value of Mattel’s common stock on the grant date. The service-vesting new-hire “make whole” stock grant will be granted under the Company’s Amended and Restated 2010 Equity and Long-Term Compensation Plan and will vest as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date, subject to Mr. Ruh’s continued service with Mattel through each applicable vesting date. In addition, Mr. Ruh will be eligible to receive annual stock grant awards beginning in 2025, with a total target grant value of $2,825,000 for 2025. Mr. Ruh will also receive a monthly car allowance of $2,000 for his automobile expenses, reimbursement for financial counseling, not to exceed $10,000 on an annual basis, and be a participant in Mattel’s Amended and Restated Executive Severance Plan B (“Severance Plan B”) upon his delivery to the Company of an executed participation letter agreement pursuant to which he agrees to be bound by the terms and conditions of Severance Plan B. Mr. Ruh will also be provided with a $100,000 signing bonus.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, Severance Plan B, which was previously filed by the Company and incorporated herein by reference, and the Participation Letter Agreement under Severance Plan B, the form of which was previously filed by the Company and incorporated herein by reference.

Mr. Ruh is not a party to any transactions of the type that would require disclosure under Item 404 of Regulation S-K.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On May 8, 2025, Mattel issued a press release regarding Mr. Ruh’s appointment as the Company’s CFO, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Letter Agreement between Mattel, Inc. and Paul Ruh, dated May 2, 2025, regarding an offer of employment for the position of Chief Financial Officer

10.2	Form of Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 24, 2023)

10.3	Mattel, Inc. Amended and Restated Executive Severance Plan B, (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 24, 2023)

99.1**	Press release dated May 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President, Chief Legal Officer, and Secretary

Date: May 8, 2025